                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 1, 1999 relating to the financial statements which appears in Avant Immunotherapeutics, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such registration statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
January 18, 2000